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                                                                    Exhibit 5.1

                        CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
 Tax Exempt Securities Trust, California Trust 167, Florida Trust 85, Maryland Trust 106 and New York Trust 172:

  We consent to the use of our report dated February 18, 1999 included herein and to the reference to our firm under the heading "Auditors" in the Prospectus.

                                             KPMG LLP

New York, New York
February 18, 1999